UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2019

BERKSHIRE HILLS BANCORP INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 STATE STREET, BOSTON, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHLB	NYSE

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement
On May 22, 2017, Berkshire Hills Bancorp, Inc. (the “Company”) entered into an agreement with David G. Massad (the “Shareholder Agreement”). The Shareholder Agreement provided that, so long as the Acting in Concert Group (as defined in the Shareholder Agreement) owned in total 5% or more of the Company’s common stock from the date of the closing of the Merger (as defined in the Current Report on Form 8-K filed May 22, 2017), each member of the Acting in Concert Group, either individually or collectively, must, among other restrictions; (1) refrain from acquiring shares of Company common stock in excess of the 9.9% common stock ownership limit; (2) refrain from selling shares of Company common stock without prior Company approval, except for specified monthly amounts permissible under the terms of the Shareholder Agreement; and (3) vote up to 5% of the Acting in Concert Group’s outstanding Company common stock at their discretion and any additional shares of Company common stock above 5% in favor of Board nominees and proposals. On May 22, 2017, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission to disclose that it had entered into the Shareholder Agreement. The Shareholder Agreement was filed as Exhibit 10.1 to that Current Report on Form 8-K.
On December 27, 2019, the Company entered into an Amended and Restated Shareholder Agreement with Mr. Massad’s estate (the “Shareholder”). The amendments to the Shareholder Agreement primarily include:
1.
Increasing the Shareholder’s ability to sell blocks of the Company’s common stock without the Company’s prior written consent (from 1% to 2% of the Company’s outstanding shares of common stock per month) (Section 3(a)(iii)); and

2.
Excepting from the selling restrictions in the Shareholder Agreement, any Permitted Transferee (as defined in the Shareholder Agreement) that beneficially owns less than 3.5% of the Company’s outstanding shares of common stock; and

3.	Increasing the Shareholder’s ability to sell Company common stock in a firm commitment offering from 5% to 7.5% of the Company’s outstanding shares of common stock (Section 3(a)(iii)); and

4.
Requiring the Company to file a shelf registration statement permitting sales of Company common stock by the Shareholder immediately following the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 (Section 3(g)).

            The foregoing is not a complete description of the terms of the Amended and Restated Shareholder Agreement and such description is qualified in its entirety by the Amended and Restated Shareholder Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
On January 2, 2020, the Shareholder converted 260,700 shares of Company Series B Non-Voting Preferred Stock, par value $0.01 per share, into 521,400 shares of Company common stock, par value $0.01 per share, pursuant to the terms of the Shareholder Agreement. The Shareholder continues to own 260,907 shares of Company Series B Non-Voting Preferred Stock following the above-referenced conversion.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit 10.1	Amended and Restated Shareholder Agreement, dated as of December 27, 2019, by and between Berkshire Hills Bancorp, Inc. and the Estate of David G. Massad

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: January 3, 2020	By:	/s/ Richard M. Marotta
Richard M. Marotta President and Chief Executive Officer